Exhibit 5.2

REALOGY CORPORATION

One Campus Drive

Parsippany, New Jersey 07054

May 31, 2011

The Covered Subsidiary Guarantors

named in Schedule I hereto

c/o Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

RE: Registration Statement on Form S-1 (File No. 333-173250)

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of Realogy Corporation, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the subsidiaries of the Company named in Schedule I hereto (the “Covered Subsidiary Guarantors”) in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, filed with the Commission on April 1, 2011 and as amended on the date hereof (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) $1,143,706,000 aggregate principal amount of the Company’s 11.00% Series A Convertible Senior Subordinated Notes due 2018 (the “Series A Convertible Notes”), $291,424,196 aggregate principal amount of the Company’s 11.00% Series B Convertible Senior Subordinated Notes due 2018 (the “Series B Convertible Notes”) and $675,111,000 aggregate principal amount of the Company’s 11.00% Series C Convertible Senior Subordinated Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and Series B Convertible Notes, the “Convertible Notes”) issued under the Indenture, dated as of January 5, 2011 (the “Indenture”), by and among the Company, Domus Holdings Corp., a Delaware corporation (“Holdings”), the subsidiary guarantors named in Schedule II hereto (the “Subsidiary Guarantors” and, together with the Company and Holdings, the “Registrants”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and (ii) shares (the “Shares”) of Holdings’ Class A common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Convertible Notes pursuant to the Indenture, in each case as contemplated by the Registration Rights Agreement, dated as of January 5, 2011 (the “Registration Rights Agreement”), by and among the Company, Holdings, the Subsidiary Guarantors, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. The Convertible Notes and the Shares are to be offered and sold by certain security holders of the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)	the Registration Statement;

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	a specimen certificate representing the Common Stock;

(v)	a copy of the current articles of incorporation, certificate of incorporation, certificate of formation or other formation document, as applicable, as amended or restated to the date hereof, of each Covered Subsidiary Guarantor;

The Covered Subsidiary Guarantors named in Schedule I hereto

May 31, 2011

(vi)	a copy of the current bylaws, limited liability company agreement, operating agreement or other governing agreement, as applicable, as amended or restated to the date hereof, of each Covered Subsidiary Guarantor;

(vii)	certificates from each of the Covered Subsidiary Guarantors’ respective jurisdictions of incorporation or formation certifying such Covered Subsidiary Guarantors’ good standing and/or valid existence in such jurisdiction of incorporation or formation;

(viii)	a copy of certain omnibus resolutions adopted by the Managing Body (as such term is defined in such omnibus resolutions) of each Covered Subsidiary Guarantor;

(ix)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee, with respect to the Convertible Notes filed as an exhibit to the Registration Statement; and

(x)	the forms of global certificates evidencing the Convertible Notes (the “Global Notes”).

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Covered Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Covered Subsidiary Guarantors and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Covered Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Covered Subsidiary Guarantors and others and of public officials. The opinion set forth herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

(a)	the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(b)	I do not express any opinion with respect to the enforceability of the provisions contained in Sections 11.02 and 12.02 of the Indenture to the extent that such provisions limit the obligations of the Guarantors under the Convertible Notes, the guarantees of the Convertible Notes (the “Guarantees”) and the Indenture.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Guarantees constitute valid and binding obligations of the Covered Subsidiary Guarantors, enforceable against the Covered Subsidiary Guarantors in accordance with their terms.

In rendering the opinion set forth above, I have assumed that the execution and delivery by the Covered Subsidiary Guarantors of the Indenture and the Convertible Notes and the performance by the Covered Subsidiary Guarantors of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Covered Subsidiary Guarantors or their properties are subject, except that I do not make this assumption with respect to those agreements and instruments which are listed as exhibits in Part II of the Registration Statement.

The Covered Subsidiary Guarantors named in Schedule I hereto

May 31, 2011

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Marilyn J. Wasser

Marilyn J. Wasser, Esq.

Executive Vice President, General Counsel

and Corporate Secretary

Schedule I

COVERED SUBSIDIARY GUARANTORS

Burrow Escrow Services, Inc.

Coldwell Banker Real Estate LLC

Coldwell Banker Residential Brokerage Company

Coldwell Banker Residential Real Estate LLC

Coldwell Banker Residential Referral Network

Cornerstone Title Company

Equity Title Company

Guardian Title Company

National Coordination Alliance LLC

Realogy Operations LLC

Referral Network Plus, Inc.

Valley of California, Inc.

West Coast Escrow Company

Colorado Commercial, LLC

Guardian Title Agency, LLC

NRT Colorado LLC

Referral Network, LLC

NRT Utah LLC

ONCOR International LLC

Real Estate Referral LLC

Real Estate Referrals LLC

Real Estate Services LLC

Realogy Franchise Group LLC

Realogy Global Services LLC

Referral Network LLC

St. Joe Title Services LLC

The Sunshine Group (Florida) Ltd. Corp.

Coldwell Banker Commercial Pacific Properties LLC

Coldwell Banker Pacific Properties LLC

NRT Insurance Agency, Inc.

Referral Associates of New England LLC

Mid-Atlantic Settlement Services LLC

Sotheby’s International Realty, Inc.

Burnet Realty LLC

Burnet Title LLC

Burnet Title Holding LLC

Home Referral Network LLC

Market Street Settlement Group LLC

Coldwell Banker Residential Referral Network, Inc.

TRG Settlement Services, LLP

Lakecrest Title, LLC

Alpha Referral Network LLC

American Title Company of Houston

ATCOH Holding Company

NRT Texas LLC

Processing Solutions LLC

TAW Holding Inc.

Texas American Title Company

Waydan Title, Inc.

Schedule II

SUBSIDIARY GUARANTORS

Burrow Escrow Services, Inc.

Coldwell Banker Real Estate LLC

Coldwell Banker Residential Brokerage Company

Coldwell Banker Residential Real Estate LLC

Coldwell Banker Residential Referral Network

Cornerstone Title Company

Equity Title Company

Guardian Title Company

National Coordination Alliance LLC

Realogy Operations LLC

Referral Network Plus, Inc.

Valley of California, Inc.

West Coast Escrow Company

Colorado Commercial, LLC

Guardian Title Agency, LLC

NRT Colorado LLC

Referral Network, LLC

Associated Client Referral LLC

Better Homes and Gardens Real Estate Licensee LLC

Better Homes and Gardens Real Estate LLC

Burgdorff LLC

Burgdorff Referral Associates LLC

Career Development Center, LLC

Cartus Asset Recovery Corporation

Cartus Corporation

Cartus Partner Corporation

CDRE TM LLC

Century 21 Real Estate LLC

CGRN, Inc.

Coldwell Banker LLC

Coldwell Banker Real Estate Services LLC

Coldwell Banker Residential Brokerage LLC

Equity Title Messenger Service Holding LLC

ERA Franchise Systems LLC

First California Escrow Corp

Franchise Settlement Services LLC

Global Client Solutions LLC

Guardian Holding Company

Gulf South Settlement Services, LLC

Jack Gaughen LLC

Keystone Closing Services LLC

NRT Arizona Commercial LLC

NRT Arizona LLC

NRT Arizona Referral LLC

NRT Columbus LLC

NRT Commercial LLC

NRT Commercial Utah LLC

NRT Development Advisors LLC

NRT Devonshire LLC

NRT Hawaii Referral, LLC

NRT LLC

NRT Mid-Atlantic LLC

NRT Missouri LLC

NRT Missouri Referral Network LLC

NRT New England LLC

NRT New York LLC

NRT Northfork LLC

NRT Philadelphia LLC

NRT Pittsburgh LLC

NRT Referral Network LLC

NRT Relocation LLC

NRT REOExperts LLC

NRT Settlement Services of Missouri LLC

NRT Settlement Services of Texas LLC

NRT Sunshine Inc.

NRT Utah LLC

ONCOR International LLC

Real Estate Referral LLC

Real Estate Referrals LLC

Real Estate Services LLC

Realogy Franchise Group LLC

Realogy Global Services LLC

Realogy Licensing LLC

Realogy Services Group LLC

Realogy Services Venture Partner LLC

Secured Land Transfers LLC

Sotheby’s International Realty Affiliates LLC

Sotheby’s International Realty Licensee LLC

Sotheby’s International Realty Referral Company, LLC

Title Resource Group Affiliates Holdings LLC

Title Resource Group Holdings LLC

Title Resource Group LLC

Title Resource Group Services LLC

Title Resources Incorporated

TRG Services, Escrow, Inc.

World Real Estate Marketing LLC

WREM, Inc.

Referral Network LLC

St. Joe Title Services LLC

The Sunshine Group (Florida) Ltd. Corp.

Coldwell Banker Commercial Pacific Properties LLC

Coldwell Banker Pacific Properties LLC

NRT Insurance Agency, Inc.

Referral Associates of New England LLC

Mid-Atlantic Settlement Services LLC

Sotheby’s International Realty, Inc.

Burnet Realty LLC

Burnet Title LLC

Burnet Title Holding LLC

Home Referral Network LLC

Market Street Settlement Group LLC

The Sunshine Group, Ltd.

Coldwell Banker Residential Referral Network, Inc.

TRG Settlement Services, LLP

Lakecrest Title, LLC

Alpha Referral Network LLC

American Title Company of Houston

ATCOH Holding Company

NRT Texas LLC

Processing Solutions LLC

TAW Holding Inc.

Texas American Title Company

Waydan Title, Inc.